Exhibit 23.3

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2017 with respect to the consolidated financial statements of Spark Networks, Inc. contained in the Registration Statement and proxy statement/prospectus of Spark Networks SE (f/k/a Blitz 17-655 SE) on Form F-4 (File No. 333-220000), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Los Angeles, California

December 22, 2017